THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           DWANGO NORTH AMERICA CORP.
           WARRANT FOR THE PURCHASE OF _______ SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

Warrant No. WE-___

                  THIS CERTIFIES that, for value received, __________________________, with an address of _________ (the "Holder"), is entitled to subscribe for and purchase from DWANGO NORTH AMERICA CORP., a Nevada corporation (the "Company"), upon the terms and subject to the conditions set forth herein, at the initial exercise price of $1.20 per share of common stock, par value $.001 per share (the "Exercise Price"), at any time or from time to time after the date hereof and up to and including 5:00 P.M. on _____________, 2007, New York time (the "Exercise Period"), _________ shares (as adjusted pursuant to the terms hereof, the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

                  This Warrant is issued pursuant to the Agreement and Plan of Reorganization, dated September 19, 2003, between the Company and Dwango North America, Inc., among others, and replaces the Warrant referred to in that certain Placement Agent Agreement among the Company, HCFP/Brenner Securities, LLC and RG Securities, LLC dated April 30, 2002, as amended October 7, 2002.

                  The number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the form of election attached hereto duly executed) to the Company at its office at 5847 San Felipe Street, Houston, Texas 77057, or at such other place as is designated in writing by the Company, together with (i) a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price") and (ii) the acceptance by the Holder of a number of Warrant Shares equal to the number of Warrant Shares being purchased upon such exercise.

         (b) In lieu of cash exercising this Warrant, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                Y (A - B)
                                ---------
                        X =            A
Where

         X-- The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

         Y-- The number of shares of Common Stock in respect of which the net exercise election is made;

         A-- The Market Price of one share of the Company's Common Stock at the time the net exercise election is made;

         B--      The Exercise Price (as adjusted to the date of net exercise).


In addition to issuing to the Holder the number of shares represented by "X" in the forgoing formula pursuant to such net exercise, the Company shall also reduce the number of Shares covered by this Warrant by the number of shares represented by "Y" in the foregoing formula.


                  As used herein, the term "Market Price" shall mean the average of the closing price of the Company's Common Stock on any national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the Company's Common Stock is not so listed on any national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market, then on the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, for the ten (10) trading days prior to the date the Holder exercises this Warrant.

                  2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.

                  4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights of third parties.

                  5. (a) In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding shares of Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) Whenever there shall be an adjustment as provided
in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price(s) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                           (c)  The  Company  shall  not be  required  to  issue
fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant.

                  6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall, as a condition to the consummation of any of the foregoing transactions, (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective a provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (b) In case of any  reclassification or change of the
shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change
(including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, an appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                  (c) In case of any sale (publicly or privately) by the Company of (i) shares of its Common Stock, (ii) securities convertible into shares of its Common Stock, or (iii) options or warrants to purchase shares of its Common Stock or securities convertible into shares of its Common Stock ("Additional Shares of Common Stock") at a sale, conversion or exercise price per share (the "Issue Price"), as the case may be, less than the Exercise Price, then the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding (on a fully-diluted basis) immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued or sold) by the applicable Exercise Price in effect immediately prior to such issue or sale; and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding (on a fully-diluted basis) immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                  (d) Section 6(c) shall not apply to (i) any shares issued upon exercise or conversion of any currently outstanding options, warrants or convertible securities or (ii) shares of any Common Stock options or warrants issuable pursuant to the Company's 2003 Equity Incentive Plan as currently in effect or any underlying Common Stock issued on the exercise thereof.

                  (e) The Issue Price shall be calculated taking into account the amount paid for the issuance of such Common Stock, option or warrant or convertible security and the amount, if any, payable upon the exercise or conversion thereof.

                  (f) The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received (or to be received) by the Company before deduction of any reasonable or customary underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property determined in good faith by the Company's board of directors; and (C) if Additional Shares of Common Stock, convertible securities or rights or options to purchase either Additional Shares of Common Stock or convertible securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Company's board of directors to be allocable to such Additional Shares of Common Stock, convertible securities or rights or options.

                  (g) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  7. In case at any time the Company shall propose:

                           (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

                           (b) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

                           (c)  to  effect  any  liquidation,   dissolution,  or
         winding-up of the Company; or

                           (d) effect any sale of its Common Stock or securities convertible into Shares of its Common Stock; or

                           (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least five business days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend or distribution is to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding up,
(iii) the date on which any such sale is expected to be consummated, or (iv) the date of such action which would require an adjustment to the Exercise Price.

                  8. The issuance of any shares of Common Stock or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  9. The registration rights of the Holder (including the Holder's successors) with respect to this Warrant and the Warrant Shares will be as set forth in Schedule 1 hereto.

                  10. The certificate or certificates evidencing such Warrant Shares shall bear a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  12. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  13. All notices  required or permitted  hereunder  shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notices may also be given by facsimile and will be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. All communications shall be sent to the Company at 5847 San Felipe Street, Houston, Texas 77057; Fax:
713-914-9688, Attention: Robert E. Huntley, Chief Executive Officer, with a copy to Moomjian & Waite, LLP, 500 North Broadway, Suite 142, Jericho, New York 11753, Attention: Gary T. Moomjian; and to the Holder at the address set forth in the records of the Company, or at such other address as the Company or the Holder may designate by 10 days' advance written notice to the other parties hereto.

                  14. The rights and obligations of the Company, of the holder of this Warrant and holder of shares of Common Stock issued upon exercise of this Warrant, referred to in Section 9, shall survive the exercise of this Warrant.

                  15. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may assign the Holder's rights under this Warrant, in whole or in part, and such rights may be similarly assigned by such assignee. 16. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its Chief Executive Officer on the day and year first written below.

Dated: September 29, 2003

                      DWANGO NORTH AMERICA CORP.


                      By: _________________________________
                             Name:  Robert E. Huntley
                             Title: Chief Executive Officer













                          [Signature Page for Warrant]

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


                  FOR  VALUE  RECEIVED,   _____________________________   hereby
sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $.001 per share, of Dwango North America Corp. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint __________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ______________


                     Signature_____________________________





                                     NOTICE


                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Dwango North America Corp.
         5847 San Felipe Street
         Houston, Texas 77057


                              ELECTION TO EXERCISE

The undersigned hereby elects to [check applicable subsection]:

(a) Purchase _____________/1/ shares of Common Stock of Dwango North America, Inc. pursuant to the terms of the attached Warrant and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any;

     OR

(b)  Exercise  the  attached  Warrant  for [all of the  shares] [ of the shares]
     [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 1(b) of such Warrant.

The undersigned requests that certificates for such securities be issued in the name of, and delivered to:

          ------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: _______________              Name________________________
                                            (Print)

Address:________________________________
                                                        ------------------------
                                                                     (Signature)

--------
1 Insert here the maximum number of shares or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised.

                                   SCHEDULE 1
                                   ----------

                       The following registration rights
                         agreement has been assumed by
                                  the Company.

                          REGISTRATION RIGHTS AGREEMENT


                                 (see attached)






                                       11